Exhibit 99.2

SUPPLEMENTAL NOTICE OF MERGER EFFECTIVE DATE

SanDisk Corporation 1.5% Convertible Senior Notes due 2017

CUSIP No. 80004CAD3

May 10, 2016

Reference is made to the Indenture, dated as of August 25, 2010 (the “Indenture”), by and between SanDisk Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Company’s 1.5% Convertible Senior Notes due 2017 (CUSIP No. 80004CAD3) (the “Notes”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

On October 21, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Western Digital Corporation (“Western Digital”), Western Digital Technologies Inc. (pursuant to that certain accession agreement dated as of March 25, 2016), a wholly-owned subsidiary of Western Digital (“WDT”), and Schrader Acquisition Corporation (the “Merger Sub”), a wholly-owned subsidiary of WDT. Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company (the “Merger”). After the consummation of the Merger, the Company will be the surviving corporation and a wholly-owned indirect subsidiary of Western Digital.

On March 1, 2016, the Company sent the Notice of Anticipated Designated Event and Fundamental Change (the “Initial Notice”) to holders of the Notes. Pursuant to the Initial Notice, the Company hereby provides notice to holders of the Notes that it expects that the effective date of the Merger will be May 12, 2016.

SANDISK CORPORATION